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Veradigm Appoints Don Trigg as Chief Executive Officer

Former apree health CEO, Cerner President will Lead Next Phase of Company Growth

CHICAGO – August 18, 2025 – Veradigm® (OTCMKTS: MDRX), a leading provider of healthcare data and technology solutions, announced today that its Board of Directors has appointed Don Trigg, an industry leader with over two decades of healthcare technology experience, as the Company’s new Chief Executive Officer and member of the Board, effective as of September 2, 2025.

Trigg was most recently CEO of apree health. The company, acquired by Elevance Health in 2024, develops and delivers innovative advanced primary care solutions, deploys digital engagement and advocacy services to help patients access care, and supports independent primary care practices with its data and technology solutions. Under Trigg’s leadership, apree’s innovative whole health model earned strong patient satisfaction, drove top-quartile performance on key healthcare effectiveness measures and consistently delivered meaningful reductions in total cost of care. The apree experience reinforced Trigg's conviction regarding the importance of high-quality provider practices and the critical role data and technology can play in supporting them.

Prior to apree, Trigg worked between 2003 to 2010 and again from 2013 to 2021 at Cerner Corporation, a $5 billion revenue healthcare IT and services leader, most recently serving as President. As President, Trigg held full P&L and operational responsibilities for the breadth of Cerner's business groups, including Cerner's foundational electronic medical record (EMR), revenue cycle and Strategic Growth businesses, including its life science and data business.

Leading up to his role as President, Trigg held senior roles of increasing revenue and strategic responsibility within Cerner, including overseeing global operations in the United Kingdom and Ireland, and creating the company’s government practice. During his tenure at Cerner, he successfully modernized multiple legacy technical platforms, helped scale global development teams, and meaningfully moved Cerner beyond the hospital EMR into adjacent and new markets.

“Every Veradigm client is looking to improve clinical, operational, and financial performance,” said Trigg. “Veradigm’s solutions strengthen clinical quality, reduce administrative burdens, and lower healthcare costs. It is a strong foundation for the next phase of growth for Veradigm, and I am excited to have the opportunity to help advance it.”

“Don’s career accomplishments have been driven by strategic vision and execution excellence. His history of demonstrated success in related markets makes Don a compelling leader ideally positioned to deliver growth, innovation, and industry leadership to Veradigm clients and shareholders.” said Lou Silverman, Chairman of the Board. “There is immense opportunity embedded in Veradigm. Hard work, dedication, quality assets, and team talent will transform opportunity into accomplishment.”

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions for the healthcare provider, payer, and biopharma markets. For more information about how Veradigm is fulfilling its mission of Transforming Health, Insightfully, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, Instagram, and YouTube.

© 2025 Veradigm LLC and/or its affiliates. All rights reserved. Cited marks are the property of Veradigm LLC and/or its affiliates. All other product or company names are the property of their respective holders, all rights reserved.

Disclaimer and Forward-Looking Statement Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s strategic initiatives under its new leadership. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aims,” “hopes,” and “seeks” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among others: risks relating to the Company’s common stock not trading on a national securities exchange and deregistration from Section 12(b) of the Securities Exchange Act of 1934, as amended; a further material delay in the Company’s financial reporting or ability to hold an annual meeting of stockholders; an inability of the Company to timely prepare its delinquent financial statements; unanticipated factors or factors that the Company currently believes will not cause further delay; the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments; the possibility that ongoing remediation work or the audit of the Company’s financial statements for the fiscal year ended December 31, 2023 or the fiscal year ended December 31, 2024 may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; risks relating to the Company’s voluntary disclosure to the SEC of certain information relating to the investigation by the Audit Committee of the Company’s Board of Directors, the SEC’s investigation, and the additional information the Company has continued to provide to the SEC based on discussions with the SEC; risks relating to the putative securities class action lawsuit filed against the Company, the putative stockholder derivative action filed against the Company, commercial litigation relating to the Company’s representations regarding its financial statements and any other future litigation or investigation relating to the Company’s internal control failures, the completed investigation, and reviews or related matters; changes in the financial condition of the markets that the Company serves; the Company’s ability to hire qualified individuals to serve in senior leadership roles on a permanent basis, including a chief financial officer; risks associated with the Company’s incurrence of additional debt and the terms and conditions of the Company’s $100 million senior secured term loan credit facility entered into in June 2025; and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

Veradigm Contacts:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Rick Dipper

919-961-6001

rick.dipper@veradigm.com